Exhibit 10.36

GENERAL ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

This General Assignment and Bill of Sale (“Assignment”) is executed and delivered as of September 12, 2005 from

DOTRONIX, INC. a Minnesota corporation (“Seller”),

to

Dotronix Technology, Inc, a Minnesota corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of that certain agreement between the parties effective as of September 12th, 2005 (“Agreement”) Seller is conveying to Buyer, and Buyer is acquiring from Seller, certain assets of Sellers listed on Exhibit A attached hereto (which represent the “Assets” as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration described in the Agreement, the receipt, adequacy and sufficiency of which is hereby acknowledged, and of the premises, mutual covenants, and agreements of the Parties:

1.    Conveyance and Delivery. Seller hereby conveys, grants, bargains, sells, transfers, sets over, assigns, delivers, and releases unto Buyer and Buyer’s successors and assigns to have and hold forever, good and marketable title to the Assets, all as listed and described in the Agreement and Exhibit A hereto.

2.    Further Assurances. Seller agrees to execute and deliver to Buyer any certificates, instruments, releases, and other documents reasonably required to further assure Buyer with respect to, and provide Buyer evidence of its full right, title, and interest in and to, the Assets.

IN WITNESS WHEREOF, this General Assignment and Bill of Sale has been duly executed and delivered as of the date written above.

DOTRONIX, INC.
By:	s/s Kurt T. Sadler
Its:	President

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Exhibit A to
General Assignment and Bill of Sale

List of Assets

Test equipment	$2,360
Production equipment	20,625
Office equipment & furniture	4,825
Intangible assets	4,000
Accounts receivable	16,625
Inventory - net of disposal costs	14,700
All other assets - net of disposal costs	20,614

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